Exhibit 5.2

DLA Piper LLP (US)

203 North LaSalle Street, Suite 1900

Chicago, Illinois 60601-1293

main 312.368.4000 fax 312.236.7516

June 28, 2016

ERP Operating Limited Partnership

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Ladies and Gentlemen:

We have served as special counsel for ERP Operating Limited Partnership, an Illinois limited partnership (“ERP”), and Equity Residential, a Maryland real estate investment trust and the general partner of ERP (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by ERP and the Company with the Securities and Exchange Commission relating to, among other things, an unspecified amount of debt securities issued by ERP (the “Securities”) on June 28, 2016. This opinion letter is furnished to ERP at your request to enable ERP to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

We assume that the classification, if any, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action by the Company, acting as general partner of ERP, consistent with the procedures and terms described in the Registration Statement and in accordance with ERP’s Sixth Amended and Restated Agreement of Limited Partnership dated as of March 12, 2009 (as amended, the “Partnership Agreement”), and with the applicable law of the State of Illinois.

For purposes of this opinion letter, we have examined copies of the following documents:

1.	An executed copy of the Registration Statement.

2.	The Articles of Restatement of Declaration of Trust of the Company, as amended, supplemented and restated (the “Declaration”), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

3.	The Eighth Amended and Restated Bylaws of the Company (“Bylaws”), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

4.	Resolutions of the Board of Trustees of the Company adopted on (i) December 12, 2000, as last amended and/or restated on December 16, 2014 and (ii) June 16, 2016, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

ERP Operating Limited Partnership

June 28, 2016

5.	The Partnership Agreement, as certified as of the date hereof by the Secretary of the Company, in its capacity as the sole general partner of ERP, as then being complete, accurate and in effect.

The opinions set forth herein are qualified as stated therein and are qualified further by the following:

a.	This opinion is based upon existing laws, ordinances and regulations in effect as of the date hereof and as they presently apply.

b.	We express no opinion as to the effect of the laws of any state or jurisdiction, other than the State of Illinois, the State of New York and the laws of the United States of America, upon the transactions described herein.

c.	In rendering the opinions set forth below, we have relied, to the extent we believe appropriate, as to matters of fact, (i) upon certificates or statements of public officials and of the officers of the Company and (ii) upon statements of the Company contained or incorporated in the Registration Statement, as applicable, and we have made no independent investigation or verification of said facts. No opinion is being expressed as to the effect of any event, fact or circumstance of which we have no actual knowledge.

d.	We have assumed, without independent investigation, the competency of the signatories to the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

e.	The opinions hereafter expressed are qualified to the extent that: (i) the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally and general equitable principles; (ii) the availability of specific performance, injunctive relief or any other equitable remedy is subject to the discretion of a court of competent jurisdiction; (iii) a waiver of rights under any usury law may be unenforceable; and (iv) the provisions of any document, agreement or instrument that (a) may require indemnification or contribution for liabilities under the provisions of any Federal or state securities laws or in respect to the neglect or wrongful conduct of the indemnified party or its representatives or agents, (b) purport to confer, waive or consent to the jurisdiction of any court, or (c) waive any right granted by common or statutory law, may be unenforceable as against public policy.

ERP Operating Limited Partnership

June 28, 2016

We further assume that:

a.	The issuance, sale, amount and terms of Securities to be offered from time to time by ERP will be duly determined and authorized by proper action of the Board of Trustees (or where permitted, a committee of the Board of Trustees) of the Company as the general partner of ERP in accordance with the Declaration, Bylaws, the Partnership Agreement and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company or ERP and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or ERP.

b.	The Registration Statement and any amendments thereto have become effective.

c.	Any Securities will be issued under a valid and legally binding indenture (an “Indenture”) that conforms to the description thereof set forth in the applicable prospectus or the prospectus supplement made part of the Registration Statement and will comply with the Declaration, Bylaws, the Partnership Agreement and applicable law.

d.	Any underwriting, subscription or purchase agreements for offerings of the Securities (each, an “Underwriting Agreement” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts, enforceable against the parties thereto in accordance with their terms, that conform to the description thereof set forth in the applicable prospectus or prospectus supplement made part of the Registration Statement.

e.	To the extent that the obligations of the Company or ERP under an Indenture may be dependent upon such matters, the financial institution to be identified in such agreement (the “Financial Institution”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed and delivered by the Financial Institution and will constitute the valid and legally binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

ERP Operating Limited Partnership

June 28, 2016

f.	The related Indenture or Indentures, as the case may be, have been duly authorized by appropriate partnership action by ERP and have been duly executed and delivered.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	Upon due authorization of the Securities by all necessary partnership action of ERP and all necessary action of the Company, as general partner of ERP, and when (a) the applicable provisions of the Securities Act and such state “blue sky” or securities laws as may be applicable have been complied with and (b) the Securities have been executed, issued and delivered for value, pursuant to an applicable Underwriting Agreement, if any, and duly authenticated under an Indenture, as contemplated by the applicable prospectus and/or prospectus supplement made part of the Registration Statement, subject to the final terms of the Securities being in compliance with then applicable law, the Securities will be validly issued and legally binding obligations of ERP.

2.	Upon due authorization of any Guarantees by all necessary partnership action of ERP and all necessary action of the Company, as general partner of ERP, and when (a) the applicable provisions of the Securities Act and such state “blue sky” or securities laws as may be applicable have been complied with and (b) the Guarantees have been executed, issued and delivered for value, as contemplated by the applicable prospectus and/or prospectus supplement made part of the Registration Statement, subject to the final terms of the Guarantees being in compliance with then applicable law, the Guarantees will be validly issued and legally binding obligations of ERP.

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and will be incorporated by reference into the Registration Statement.

We hereby consent (i) to be named in the Registration Statement, and in the prospectus filed as part of the Registration Statement, as attorneys who will pass upon the legality of the Securities to be sold thereunder and (ii) to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

ERP Operating Limited Partnership

June 28, 2016

We call your attention to the fact that, although we represent ERP and the Company in connection with the subject transaction, our engagement has been limited to specific matters as to which we have been consulted.

This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable laws or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein, and no portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)